Exhibit 10.7(a)
Description of Park National Corporation Supplemental Executive
Retirement Benefits as in effect from and after February 18, 2008
     Park National Corporation (“Park”) adopted the Park National Corporation Supplemental Executive Retirement Plan (the “SERP”) in December 1996. During the fiscal year ended December 31, 2007 (the “2007 fiscal year”), the SERP benefited 30 current and former officers of Park and Park’s subsidiaries, including: (a) William T. McConnell, who serves as Chairman of the Executive Committee of the Board of Directors of each of Park and The Park National Bank, a subsidiary of Park (“PNB”); (b) C. Daniel DeLawder, who serves as Chairman of the Board and Chief Executive Officer of each of Park and PNB; and (c) John W. Kozak, who serves as Chief Financial Officer of Park and Senior Vice President and Chief Financial Officer of PNB. David L. Trautman, who serves as President and Secretary of Park and as President of PNB, did not participate in the SERP during the 2007 fiscal year. Each of the SERP participants, including Messrs. McConnell, DeLawder and Kozak, was a party to a Supplemental Executive Retirement Plan Agreement effective December 27, 1996 (the “1996 SERP Agreement”) with Park.
     The 1996 SERP Agreements represented unfunded, non-qualified benefit arrangements designed to restore benefits lost due to limitations under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), on the amount of compensation covered by and the benefits payable under a defined benefit plan such as the Park National Corporation Defined Benefit Pension Plan (the “Park Pension Plan”). Park and Park’s subsidiaries had no obligation to set aside any funds with which to pay their respective obligations under the 1996 SERP Agreements. The participants, their beneficiaries and any successors in interest were to be general creditors of Park and Park’s subsidiaries in the same manner as any other creditor having a general claim for matured and unpaid compensation.
     Pursuant to each 1996 SERP Agreement, if a participant continued to be employed by Park or one of Park’s subsidiaries until age 62, the participant was entitled to receive a payment equal to the balance of his “pre-retirement account” (as defined below) in 15 annual installments. These payments were to commence 30 days following the date on which the participant attained age 62. A participant could elect to receive the balance of his or her pre-retirement account in any number of years that was less than 15 years, provided that the election was made in writing to Park or one of Park’s subsidiaries no less than one year prior to the participant’s retirement date.
     For purposes of the SERP, the “pre-retirement account” was a liability reserve account established on the books of Park or one of Park’s subsidiaries for the benefit of the participant. The pre-retirement account was increased or decreased each year by an amount equal to the aggregate annual after-tax income, calculated in accordance with FASB Technical Bulletin 85-4, from the life insurance policy (described below) until: (i) the participant’s voluntary resignation from, or termination without cause by, Park and Park’s subsidiaries prior to age 62 or (ii) the participant’s retirement.

     In addition to the payment of the pre-retirement account (discussed above), a participant was also entitled to receive a payment equal to the “index retirement benefit” (as defined below). Payment of the index retirement benefit was to commence in the first year that a participant retired from Park and Park’s subsidiaries after age 62 and was to be paid each year thereafter until the participant’s death.
     For purposes of the SERP, the “index retirement benefit” for a participant for any year was to be equal to the aggregate annual after-tax income, calculated in accordance with FASB Technical Bulletin 85-4, from the life insurance policy (described below).
     If a participant were to voluntarily resign or was terminated, with or without cause (as defined in the 1996 SERP Agreement), prior to age 62, all benefits under the 1996 SERP Agreement were forfeited. If a participant began to draw benefits from Park’s Long Term Disability Plan, for as long as the participant remained disabled, the participant could elect to be paid the balance of his pre-retirement account in equal annual installments from the time the participant began to draw benefits under the Long Term Disability Plan until age 62. From and after the age of 62, the participant was to be paid the index retirement benefit annually until the participant’s death. If a participant died prior to having received the full balance of the participant’s pre-retirement account, such unpaid balance was to be paid in a lump sum to the beneficiary selected by the participant and filed with Park or one of Park’s subsidiaries. In the absence of or a failure to designate a beneficiary, the unpaid balance was to be paid in a lump sum to the personal representative of the participant’s estate.
     Park purchased split-dollar life insurance policies with respect to 26 of the participants in the SERP, including Messrs. McConnell, DeLawder and Kozak, in order to fund Park’s obligations under the 1996 SERP Agreement to which each such participant was a party. The SERP was designed to provide an annual targeted retirement benefit of approximately $53,200, $127,900 and $3,900 for Messrs. McConnell, DeLawder and Kozak, respectively. These additional benefits were not guaranteed and were dependent upon the earnings from the related life insurance policies compared to the average yield on three-month Treasury bills. Each life insurance policy also provides a life insurance benefit for the participants in the SERP to whom the policies relate, who die before age 84. The amount of this life insurance benefit is equal to the present value of the stream of future benefits which would have been paid to the individual until age 84 but had not been paid at the time of the individual’s death. If the amount of this life insurance benefit were computed as of December 31, 2007, the life insurance benefit for Mr. McConnell would have been approximately $848,300, the life insurance benefit for Mr. DeLawder would have been approximately $1,996,600 and the life insurance benefit for Mr. Kozak would have been approximately $33,500.
     At its meeting on February 18, 2008, the Compensation Committee of Park’s Board of Directors approved Amended and Restated Supplemental Executive Retirement Benefits Agreements (the “Amended SERP Agreements”) for the 30 current and former officers of Park and Park’s subsidiaries participating in the SERP (the “Original SERP Participants”), including Messrs. DeLawder, Kozak and McConnell. Each Amended SERP Agreement, which became effective as of February 18, 2008, amends and restates the terms of the 1996 SERP Agreement to which each Original SERP Participant was a party, by changing the calculation of benefits payable to the Original SERP Participant from a defined contribution (indexed) formula to a defined benefit formula. Due to the manner in which they were calculated, payments under the 1996 SERP Agreements have been quite variable in amount for the Original SERP Participants from year to year — sometimes being much larger or sometimes being much smaller than the targeted amount. Under the Amended SERP Agreements, payments will be made in the same amount each year. The present value of the future payments under the defined benefit formula provisions of the Amended SERP Agreements are projected to be the same as under the defined contribution (indexed) formula provisions of the 1996 SERP Agreements.
     Pursuant to each Amended SERP Agreement, an Original SERP Participant is entitled to receive an annual supplemental retirement benefit (the “Full Benefit” as defined in each Amended SERP Agreement) beginning, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, at age 62 (the “Payment Commencement Date”) and payable each year thereafter until the Original SERP Participant’s death. The annual Full Benefit for each Original SERP Participant under his Amended SERP Agreement is the same amount as the annual targeted benefit for the Original SERP Participant under his 1996 SERP Agreement. Mr. DeLawder will be entitled to receive an annual Full Benefit of $127,900 beginning, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, at age 62 in October of 2011. Mr. Kozak will be entitled to receive an annual Full Benefit of $3,900 beginning, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, at age 62 in March of 2017. Mr. McConnell, who has reached age 62 and was receiving an annual targeted benefit under his 1996 SERP Agreement of $53,200, is entitled to continue receiving an annual Full Benefit under his Amended SERP Agreement of the same amount.
     If an Original SERP Participant separates from service (within the meaning of the Treasury regulations applicable to Section 409A of the Internal Revenue Code) with Park and Park’s subsidiaries for any reason prior to his Payment Commencement Date, he forfeits any right to payment under his Amended SERP Agreement. Notwithstanding the foregoing, in the event that an Original SERP Participant becomes substantially disabled (as defined in each Amended SERP Agreement) while employed by Park and Park’s subsidiaries prior to his Payment Commencement Date, he will be entitled to receive a reduced benefit (the “Limited Benefit” as defined in each Amended SERP Agreement), the amount of which varies depending on the year in which the Original SERP Participant becomes substantially disabled. In the event a change in control occurs before an Original SERP Participant experiences a separation from service with Park and Park’s subsidiaries, the Original SERP Participant will become fully vested in his annual Full Benefit as though he remained continuously employed with Park and Park’s subsidiaries until his Payment Commencement Date, and payments will begin on his Payment Commencement Date as described above. For purposes of each Amended SERP Agreement, a change in control is deemed to occur upon: (a) the execution of an agreement for the sale of all or a material portion of the assets of Park; (b) a merger or recapitalization in which Park is not the surviving entity; or (c) the acquisition of the beneficial ownership of 25% or more of the outstanding voting securities of Park by any person, trust, entity or group.
     If an Original SERP Participant experiences a separation from service with Park and Park’s subsidiaries for cause (as defined in each Amended SERP Agreement) or if Park determines, following an Original SERP Participant’s Payment Commencement Date or the Original SERP Participant’s becoming substantially disabled, that cause existed to terminate the

Original SERP Participant, his Amended SERP Agreement will terminate and the Original SERP Participant will forfeit any right to receive future payments and must return all payments previously made under his Amended SERP Agreement within 30 days. In addition, an Original SERP Participant will forfeit the right to receive future payments under his Amended SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employees covenants set forth in each Amended SERP Agreement during a period of 12 months following his separation from service with Park and Park’s subsidiaries.
     Each Amended SERP Agreement terminates upon an Original SERP Participant’s death.
     As discussed above, Park had purchased split-dollar life insurance policies with respect to 26 of the Original SERP Participants, including Messrs. DeLawder, Kozak and McConnell, in order to fund Park’s obligations under the 1996 SERP Agreement to which each such Original SERP Participant was a party. Those life insurance policies remain in effect in order to fund Park’s obligations under the related Amended SERP Agreements. Each life insurance policy also continues to provide a life insurance benefit for the Original SERP Participant to whom it relates if such Original SERP Participant should die before age 84. The amount of this life insurance benefit remains equal to the present value of the stream of future benefits which would have been paid to the Original SERP Participant until age 84 but had not been paid at the time of the Original SERP Participant’s death.
     At its meeting on February 18, 2008, the Compensation Committee of Park’s Board of Directors also approved a Supplemental Executive Retirement Benefits Agreement (the “Trautman SERP Agreement”) between Park and Mr. Trautman, which became effective as of that date.
     The Trautman SERP Agreement represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of aggregate retirement benefits for Mr. Trautman which would provide him with the equivalent of approximately 40% of his projected annual compensation at age 62. The 40% retirement benefit is computed by adding to the supplemental retirement benefit provided by the Trautman SERP Agreement: (i) the projected benefit for Mr. Trautman under the Park Pension Plan; (ii) the projected benefit for Mr. Trautman related to contributions made by Park to the Park National Corporation Employees Stock Ownership Plan on Mr. Trautman’s behalf to match pre-tax elective deferral contributions made by him; and (iii) projected Social Security benefits to be received by Mr. Trautman. Under the Trautman SERP Agreement, Mr. Trautman will be entitled to receive an annual supplemental retirement benefit of $125,000 (the “Trautman Full Benefit”) beginning at age 62, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, in March of 2023 (the “Trautman Payment Commencement Date”) and payable each year thereafter until his death.
     If Mr. Trautman separates from service (within the meaning of the Treasury regulations applicable to Section 409A of the Internal Revenue Code) with Park and Park’s subsidiaries for any reason prior to the Trautman Payment Commencement Date, he forfeits any right to payment under the Trautman SERP Agreement. Notwithstanding the foregoing, in the event that Mr. Trautman becomes substantially disabled (as defined in the Trautman SERP Agreement) while employed by Park and Park’s subsidiaries prior to the Trautman Payment Commencement Date, he will be entitled to receive a reduced benefit (the “Limited Benefit” as defined in the Trautman

SERP Agreement), the amount of which varies depending on the year in which Mr. Trautman becomes substantially disabled. In the event a change in control occurs before Mr. Trautman experiences a separation from service with Park and Park’s subsidiaries, Mr. Trautman will become fully vested in the Trautman Full Benefit as though he remained continuously employed with Park and Park’s subsidiaries until the Trautman Payment Commencement Date, and payments of the Trautman Full Benefit will begin on the Trautman Payment Commencement Date as described above. For purposes of the Trautman SERP Agreement, a change in control is defined in the same manner as under the Amended SERP Agreements.
     If Mr. Trautman experiences a separation from service with Park and Park’s subsidiaries for cause (as defined in the Trautman SERP Agreement) or if Park determines, following the Trautman Payment Commencement Date or Mr. Trautman’s becoming substantially disabled, that cause existed to terminate Mr. Trautman, the Trautman SERP Agreement will immediately terminate and Mr. Trautman will forfeit any right to receive future payments and must return all payments previously made under the Trautman SERP Agreement within 30 days. In addition, Mr. Trautman will forfeit the right to receive future payments under the Trautman SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employees covenants set forth in the Trautman SERP Agreement during a period of 12 months following his separation from service with Park and Park’s subsidiaries.
     The Trautman SERP Agreement terminates upon Mr. Trautman’s death.
     Park intends to purchase a split-dollar life insurance policy with respect to Mr. Trautman in order to fund Park’s obligations under the Trautman SERP Agreement. Park anticipates that this life insurance policy will also provide a life insurance benefit for Mr. Trautman if he should die before age 84. The amount of this life insurance benefit is expected to be equal to the present value of the stream of future benefits which would have been paid under the Trautman SERP Agreement to Mr. Trautman until age 84 but had not been paid at the time of his death.

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